United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                         March  14,  2006
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006, (a) OSG Ship Management (GR) Ltd. ("OSG GR"), a subsidiary of Overseas Shipholding Group, Inc. (the "Registrant"), and George Dienis (the "Executive"), Managing Director and Chief Operating Officer of OSG GR, entered into (i) a Severance Protection Supplement to the Codification of Contract of Employment (the "Greek SPS") and (ii) a Change of Control Protection Supplement to the Codification of Contract of Employment (the "Greek COCPS", and together with the Greek SPS, the "Greek Supplements"), and (b) SSL Services Ltd. ("SSL"), a subsidiary of the Registrant, and the Executive entered into (i) a Severance Protection Supplement to the Service Agreement (the "Bermuda SPS") and (ii) a Change of Control Protection Supplement to the Service Agreement (the "Bermuda COCPS", and together with the Bermuda SPS, the "Bermuda Supplements"). The Greek Supplements and the Bermuda Supplements (collectively, the "Agreements") are dated as of January 1, 2006.

The Greek Supplements and the Bermuda Supplements state that they are in addition to, and do not amend or alter the Codification of Contract of Employment dated January 20, 2005 between OSG GR and the Executive (the "Greek Employment Contract") and the Service Agreement dated August 12, 2004, as amended by Amendment No. 1 dated as of January 20, 2005, between SSL and the Executive (the "Bermuda Service Agreement," and together with the Greek Employment Agreement, the "Employment Agreements"), respectively, each of which remains in full force and effect except as specifically provided in the Agreements, and the obligations undertaken by each of OSG GR and SSL (each an "Employer") under the Agreements to which it is a party are not a waiver of any of such Employer's rights under the Employment Agreement to which it is a party.

Severance Protection Supplements

Each of the Greek SPS and the Bermuda SPS (each an "SPS") provides the Executive with a form of protection for a possible loss of income in the event his employment with the respective Employer is terminated without Cause (as defined in the respective SPS).

The Greek SPS provides that, if the Executive's employment with OSG GR is terminated by OSG GR without Cause, the Executive will receive from OSG GR (a) subject to delivery and non-revocation of a release discharging all claims of the Executive against OSG GR which may have occurred up to the date of termination, a lump sum in an amount equal to 18 months of the Executive's monthly base salary as in effect immediately prior to his termination pursuant to the Greek Employment Contract and (b) any earned but unpaid bonus for a previously completed fiscal year of the Registrant.

The Bermuda SPS provides that, if the Executive's employment with SSL is terminated by SSL without Cause, the Executive will receive the following payments and benefits from SSL:

    (i) subject to submission of appropriate documentation, any incurred but unreimbursed business expenses for the period prior to the Executive's termination payable in accordance with SSL's policies and practices; (ii) any base salary, bonus, vacation pay or other compensation accrued or earned under law or in accordance with SSL's policies applicable to the Executive but not yet paid; and (iii) any other amounts or vested benefits due under the then applicable employee benefit equity or incentive plans of SSL then in effect, applicable to the Executive as shall be determined and paid in accordance with such plans; and

    subject to delivery and non-revocation of a release discharging all claims of the Executive against SSL which may have occurred up to the date of termination, (i) an amount equal to the Executive's monthly base salary rate in effect immediately prior to the Executive's termination pursuant to the Bermuda Service Agreement for 18 months after the Executive's employment terminates and (ii) to the extent not paid pursuant to (A) above, any earned but unpaid bonus for a previously completed fiscal year of the Registrant.

The Executive is not required under either SPS to seek other employment or to attempt in any way to reduce any amounts payable to the Executive pursuant to such SPS. Under each SPS, the Executive agreed during the term of his employment with the respective Employer and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Registrant and its subsidiaries (collectively, the "OSG Companies"), (ii) fully cooperate with the OSG Companies in connection with any matter, investigation, proceeding or litigation regarding any matter in which the Executive was involved during the Executive's employment and (iii) not disparage the OSG Companies or their employees, officers, directors, products or services. The Executive also agreed that, during the Executive's employment and for the one year period following the termination of the Executive's employment with the respective Employer, the Executive will not compete within Greece (pursuant to the Greek SPS) and within Bermuda and Greece (pursuant to the Bermuda SPS) with any material business conducted by the OSG Companies on the date the Executive is terminated and will not solicit or induce any customer of the OSG Companies to purchase services offered by the OSG Companies from another entity. The Executive also agreed that, during the Executive's employment and for the two year period following the termination of the Executive's employment, the Executive will not solicit any employee of the OSG Companies to leave the employ of the OSG Companies. Under the Greek SPS, the Executive agreed that he will not resign from OSG GR for any reason within 180 days from January 1, 2006. Under the Bermuda SPS, the Executive agreed that, if the Executive violates any of the foregoing restrictive covenants, SSL may stop making payments under (B) above.

The protection period under each SPS began on January 1, 2006 and will continue until terminated or modified unilaterally by the respective Employer to the Executive on not less than one year's notice to the Executive. The protection under each SPS will terminate upon the Executive's death, disability, retirement, resignation for any reason or termination of the Executive's employment by the respective Employer with or without Cause. The payment obligations of the respective Employer under each SPS are guarantied by the Registrant.

Change of Control Protection Supplements

Each of the Greek COCPS and the Bermuda COCPS (each a "COCPS") provides that, if a Change of Control (as defined in the respective COCPS) occurs and the Executive's employment with the respective Employer is terminated by such Employer without Cause (as defined in the respective COCPS) or by the Executive for Good Reason (as defined in the respective COCPS) at any time within two years after the Change of Control or if a Change of Control takes place within 90 days after the Executive is terminated in an Anticipatory Termination (as defined in the respective COCPS), the Executive will receive the following payments and benefits from the respective Employer:

    (i) subject to submission of appropriate documentation, any incurred but unreimbursed business expenses for the period prior to the Executive's termination payable in accordance with the respective Employment Agreement; (ii) any base salary, bonus, vacation pay or other compensation accrued or earned under law or in accordance with the respective Employment Agreement but not yet paid; and (iii) any other amounts or vested benefits due under the then applicable employee benefit (including, without limitation, any non-qualified pension plan or arrangement), equity or incentive plans of the OSG Companies then in effect applicable to the Executive as shall be determined and paid in accordance with such plans;

    subject to delivery and non-revocation of a release discharging all claims of the Executive against the respective Employer which may have occurred up to the date of termination, in a lump sum (without regard to any accrued interest) (i) 1.5 times the sum of (x) the Executive's annual base salary rate pursuant to the respective Employment Agreement in effect immediately prior to his termination plus (y) the Executive's highest target annual incentive compensation in effect within 180 days prior to, or at any time after, the Change of Control; provided, that if no target annual incentive compensation is in effect during such period, then the Executive's target incentive compensation will be deemed to be 50% of the Executive's annual base salary rate pursuant to the respective Employment Agreement in effect immediately prior to his termination; (ii) a lump sum amount equal to 18 months of additional employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement of the OSG Companies applicable to the Executive, measured from the date of termination of employment and not contributed to the extent that the Executive would otherwise be entitled to such contributions during such period if he had contributed at the maximum permitted salary reduction level during such period; (iii) a pro rata target bonus for the year in which Executive is terminated based on the portion of the year the Executive was employed, provided that, if no target annual incentive compensation is in effect during such period, then the Executive's target incentive compensation will be deemed to be 50% of the Executive's annual base salary rate pursuant to the respective Employment Agreement in effect immediately prior to his termination; and (iv) to the extent not paid pursuant to (A) above, any earned but unpaid bonus for a previously completed fiscal year of the Registrant.

The Executive is not required under either COCPS to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the respective Employer pursuant to such COCPS. Under each COCPS, the Executive agreed during the term of his employment with the respective Employer and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the OSG Companies and (ii) fully cooperate with the OSG Companies in connection with any matter, investigation, proceeding or litigation regarding any matter in which the Executive was involved during the Executive's employment. The Executive also agreed that, during the Executive's employment and, if he is receiving payments under the applicable COCPS, for the one year period following the termination of the Executive's employment with the respective Employer, the Executive will not compete within Greece (pursuant to the Greek SPS) and within Bermuda and Greece (pursuant to the Bermuda SPS) with any material business conducted by the OSG Companies, will not solicit any employee of the OSG Companies to leave the employ of the OSG Companies and will not solicit or induce any customer of the OSG Companies to purchase services offered by the OSG Companies from another entity. Under the Greek COCPS, the Executive agreed that he will not resign from OSG GR without Good Reason for at least 180 days from January 1, 2006 except this restriction will not apply if there is a Change of Control.

The term of each COCPS expires on December 31, 2008, unless extended by the parties. The payment obligations of the respective Employer under each COCPS are guarantied by the Registrant.

The foregoing description of the Agreements is qualified in its entirety by the terms and conditions of each Agreement, copies of which are filed with this Form 8-K as exhibits.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Protection Supplement to the Codification of Contract of Employment dated as of January 1, 2006 between OSG Ship Management (GR) Ltd., a subsidiary of the Registrant, and George Dienis

10.2	Severance Protection Supplement to the Service Agreement dated as of January 1, 2006 between SSL Services Ltd., a subsidiary of the Registrant, and George Dienis

10.3

Change of Control Protection Supplement to the Codification of Contract of Employment dated as of January 1, 2006 between OSG Ship Management (GR) Ltd., a subsidiary of the Registrant, and George Dienis

10.4	Change of Control Protection Supplement to the Service Agreement dated as of January 1, 2006 between SSL Services Ltd., a subsidiary of the Registrant, and George Dienis

10.5	Guaranty dated as of January 1, 2006 by the Registrant in favor of George Dienis relating to certain obligations of OSG Ship Management (GR) Ltd., a subsidiary of the Registrant

10.6	Guaranty dated as of January 1, 2006 by the Registrant in favor of George Dienis relating to certain obligations of SSL Services Ltd., a subsidiary of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: March 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Protection Supplement to the Codification of Contract of Employment dated as of January 1, 2006 between OSG Ship Management (GR) Ltd., a subsidiary of the Registrant, and George Dienis

10.2	Severance Protection Supplement to the Service Agreement dated as of January 1, 2006 between SSL Services Ltd., a subsidiary of the Registrant, and George Dienis

10.3

Change of Control Protection Supplement to the Codification of Contract of Employment dated as of January 1, 2006 between OSG Ship Management (GR) Ltd., a subsidiary of the Registrant, and George Dienis

10.4	Change of Control Protection Supplement to the Service Agreement dated as of January 1, 2006 between SSL Services Ltd., a subsidiary of the Registrant, and George Dienis

10.5	Guaranty dated as of January 1, 2006 by the Registrant in favor of George Dienis relating to certain obligations of OSG Ship Management (GR) Ltd., a subsidiary of the Registrant

10.6	Guaranty dated as of January 1, 2006 by the Registrant in favor of George Dienis relating to certain obligations of SSL Services Ltd., a subsidiary of the Registrant